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                       Report of Independent Accountants

To the Stockholders and Board of Directors
Of Union Camp Corporation

In our opinion, the consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the year ended December 31, 1998 of Union Camp Corporation and its subsidiaries (not presented separately herein) present fairly, in all material respects, the results of operations and cash flows of Union Camp Corporation and its subsidiaries for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule for the year ended December 31, 1998 "Valuation and Qualifying Accounts" (not presented separately herein) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Union Camp Corporation for any period subsequent to December 31, 1998.

As described in Note 1 to the consolidated financial statements, the Company changed its method of accounting for costs of computer software developed, or obtained for internal use effective January 1, 1998.



PricewaterhouseCoopers LLP

New York, New York
February 5, 1999